UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Farming Agreement

On December 18, 2015, the Company and its subsidiary EWSD I, LLC (“EWSD”) and Whole Hemp Company (“Whole Hemp”) entered into that certain Farming Agreement (the “First Farming Agreement”). On March 11, 2016, the First Farming Agreement was amended and restated (the “First Amended and Restated Farming Agreement”). Pursuant to the First Amended and Restated Farming Agreement, Whole Hemp agreed to manufacture products from hemp and cannabis crops it grew on EWSD farmland, and EWSD agreed to build greenhouses for such activities up to an aggregate size of 200,000 square feet. Whole Hemp agreed to pay all preapproved costs of such construction on or before September 30, 2017 as partial consideration for a revocable license to use the greenhouses and a separate 10-acre plot of EWSD farmland (the “10 Acres”). EWSD retained ownership of the greenhouses.

For the first growing season commencing October 1, 2016, EWSD would have received a percentage of gross sales of all Whole Hemp products on a monthly basis, and EWSD’s share would have increased incrementally based on the extent of crops planted on EWSD farmland according to a mutually agreed schedule. EWSD would have continued to share in the gross sales of all Whole Hemp products during each subsequent growing season, to be paid on a monthly basis, provided that EWSD had used commercially reasonable efforts to provide certain marketing services in international markets and certain other marketing related services and assistance developing a seed program. In addition, EWSD would have received 50% of Whole Hemp’s gross profits from the farming activities on the 10 Acres.

Commencing in the second growing season, EWSD had the option to provide marketing, sales, and related services to Whole Hemp in connection with the sale of products generated from the EWSD farmland, of which EWSD would have retained a percentage of gross sales. Further, EWSD would have received half of the gross profits from the sale of products produced from crops grown on a dedicated 40-acre parcel of Whole Hemp’s farmland in exchange for marketing, sales, and related services provided by EWSD on an exclusive basis.

Whole Hemp agreed to be responsible for obtaining all requisite permits and approvals from governmental authorities necessary to conduct the farming activities and for compliance with all federal, state and local regulations and procedures related to its business.

Pursuant to the First Amended and Restated Farming Agreement, Whole Hemp was granted a warrant (the “Warrant”) to purchase 4,000,000 shares of Company common stock at an exercise price of $0.50 per share, exercisable at any time within 5 years.

The First Amended and Restated Farming Agreement was effective until September 30, 2026 and could have be extended by either party for a 5-year period.

Since May 7, 2016, we believe that Whole Hemp has been in default of its obligations under the First Amended and Restated Farming Agreement principally because they abandoned their obligation to perform farming activities. On May 13, 2016, EWSD notified Whole Hemp of its election to terminate the First Amended and Restated Farming Agreement.

By its terms, the First Amended and Restated Farming Agreement may be terminated at any time by either party, if the other party was in material breach of any obligation under the First Amended and Restated Farming Agreement, which breach continued uncured for 30 days following written notice thereof.

Distributor Agreement

On December 18, 2015, the Company entered into a Growers’ Agent Agreement (the “Growers’ Agent Agreement”) with Whole Hemp. On March 11, 2016, EWSD entered into a First Amended and Restated Grower’s Distributor Agreement (the “Restated Grower’s Distributor Agreement”) with Whole Hemp, amending and restating in certain respects that certain Grower’s Agent Agreement, including by substituting EWSD as a party in place of the Company. Pursuant to the Restated Grower’s Distributor Agreement, EWSD agreed to provide marketing, sales, and related services on behalf of Whole Hemp in connection with the sale of its Cannabidiol oil product, from which EWSD would have received a percentage of gross revenues (other than the sale of such product generated from the EWSD 10 Acres and the Whole Hemp 40-acre plot subject to the First Amended and Restated Farming Agreement).

The Restated Growers’ Distributor Agreement was effective until September 30, 2025, and the parties were allowed to renew its initial 10-year term for two successive 5-year terms.

The Restated Grower’s Distributor Agreement also granted Whole Hemp a right of first refusal in the event the Company or any subsidiary proposes to use its farming facilities to grow crops for the production and/or sale of Cannabidiol oil product, and with respect to any opportunity the Company or any subsidiary finds to sell such product on behalf of a third party. The Restated Grower’s Distributor Agreement also provided that the compensation payable to EWSD includes a percentage of gross sales of the previously excluded product generated from 40 acres of Whole Hemp farmland (the “Whole Hemp Farmland”) and the 10 Acres.

Because we believe that Whole Hemp has been in default of its obligations under the First Amended and Restated Farming Agreement since May 7, 2016, on May 13, 2016, EWSD notified Whole Hemp of its election to terminate the Restated Grower’s Distributor Agreement.

By its terms, the Restated Grower’s Distributor Agreement could be terminated at any time by either party, if the other party was in material breach of any obligation under the Restated Grower’s Distributor Agreement, which breach continued uncured for 30 days following written notice thereof.

Item 8.01	Other Events.

As previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, on December 1, 2015, Notis Global and the class plaintiffs in Josh Crystal v. Medbox, Inc., et al., Case No. 2:15-CV-00426-BRO (JEMx), pending before the United States District Court for the Central District of California (the “Court”) notified the Court of a settlement. The Court stayed the action pending the Court’s review of the settlement and directed the parties to file a stipulation of settlement. On December 18, 2015, plaintiffs filed the Motion for Preliminary Approval of Class Action Settlement that included the stipulation of settlement. On February 3, 2016, the Court issued an Order granting preliminary approval of the settlement. The settlement provides for notice to be given to the class, a period for opt outs and a final approval hearing. The Court had scheduled the Final Settlement Approval Hearing to be held on May 16, 2016 at 1:30 p.m.

On May 13, 2016, Court Order continued the final fairness hearing to August 15, 2016, at 1:30 p.m.

The disclosure set forth herein provides notice to potential objectors of the change to the hearing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: May 19, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
President and Chief Executive Officer